EXHIBIT 23 (G)(3)
                                                               -----------------

                  AMENDMENT TO THE CUSTODIAN AGREEMENT RELATING
                           TO THE DLB HIGH YIELD FUND

                                   Appendix A

As of April 28, 2000, this Appendix A forms a part of the Custodian Agreement dated as of July 19, 1995, as amended, (the "Agreement") between Investors Bank & Trust Company and The DLB Fund Group. As of April 1, 2000, this Appendix A supercedes any previous versions of said Appendix.

Portfolios
----------

The DLB Fixed Income Fund
The DLB Global Small Capitalization Fund
The DLB Enterprise III Fund
The DLB Value Fund
The DLB Disciplined Growth Fund
The DLB Growth Fund
The DLB Micro Capitalization Fund
The DLB Stewart Ivory International Fund
The DLB Stewart Ivory Emerging Markets Fund
The DLB High Yield Fund




                                               THE DLB FUND GROUP


                                               By:________________________
                                               Name:
                                               Title:


                                               INVESTORS BANK & TRUST COMPANY


                                               By:________________________
                                               Name:
                                               Title:

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